UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 6, 2008

Ciprico Inc.

(Exact name of Registrant as Specified in its Charter)

0-11336	Delaware	41-1749708
(Commission File No.)	(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

7003 W Lake Street, Suite 400, St. Louis Park, MN 55426

(Address of Principal Executive Offices)(Zip Code)

(952) 540-2400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01     CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

Grant Thornton LLP notified Ciprico Inc. (the “Company”) on August 6, 2008 that it has resigned as the Company’s auditors.  The Company has not engaged a replacement independent registered public accounting firm as of the date of this report and, as a result of limited financial resources, the Company is uncertain as to when it may engage such a replacement firm.

During the period of engagement of Grant Thornton, the auditor’s reports issued by them did not contain an adverse opinion, a disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope or accounting principles.  During the engagement period, there were no disagreements between the Company and Grant Thornton on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Grant Thornton would have caused them to make a reference to the matter in its reports on the Company’s financial statements, had any such reports been issued.  During the period of engagement, there were no reportable events as the term described in Item 304(a)(1)(iv) of Regulation S-B.

The Company has provided a copy of the disclosures in this report to Grant Thornton and the letter from the auditors addressed to the SEC confirming the statements made by the Company in this report is attached hereto as Exhibit 16.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements: None.

(b)	Pro Forma Financial Information: None.

(c)	Shell Company Transactions: None.

(d)	Exhibits:

	16.1	Letter from Grant Thornton LLP dated August 11, 2008.
	99.1	Press Release dated August 11, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ciprico Inc.

	By	/s/ Monte S. Johnson
Date: August 11, 2008		Monte S. Johnson, Chief Financial Officer (Principal Financial and Accounting Officer)

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

EXHIBIT INDEX

to

Form 8-K Current Report

CIPRICO INC.

Exhibit Number	Description
16.1	Letter from Grant Thornton LLP dated August 11, 2008
99.1	Press release dated August 11, 2008